Exhibit 99.3

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VANGUARD NATURAL RESOURCES, LLC

Proxy for Annual Meeting of Unitholders on September 17, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints W. Richard Anderson and Scott W. Smith, and each of them, with full power of substitution and power to act alone, as proxies to vote all the units of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Unitholders of Vanguard Natural Resources, LLC, to be held September 17, 2015, at 10:00 a.m. CST, at the office of Vanguard Natural Resources, LLC at 5847 San Felipe, Suite 3000, Houston, Texas 77057, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF UNITHOLDERS OF

VANGUARD NATURAL RESOURCES, LLC

September 17, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.vnrllc.com
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	1. Election of Directors:				FOR	AGAINST	ABSTAIN
			2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ W. Richard Anderson	3.	The proposal to approve the issuance of common units representing limited	☐	☐	☐
		¡ Bruce W. McCullough		liability company interests in Vanguard Natural Resources, LLC in connection with the merger contemplated by the agreement and plan of merger, dated as of May 21, 2015, by and among Vanguard Natural Resources, LLC, Talon Merger Sub, LLC, Eagle Rock Energy Partners, L.P. and Eagle Rock Energy GP, L.P., as it may be amended from time to time.
☐	WITHHOLD AUTHORITY	¡ Richard A. Robert
	FOR ALL NOMINEES	¡ Loren Singletary
¡ Scott W. Smith
☐	FOR ALL EXCEPT
(See instructions below)

		4	To transact any other business that properly comes before the Annual Meeting, or any adjournments or postponements of the meeting.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.